News Announcement	For Immediate Release

For further information contact:
Douglas Bruggeman	Joseph N. Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
937/276-3931	212/835-8500 or rsc@jcir.com

REX STORES REPORTS FISCAL THIRD QUARTER RESULTS

- Repurchased 626,000 Common Shares in Fiscal Third Quarter and
a Total of 1.5 Million Shares in Fiscal 2008 to Date -

Dayton, Ohio (December 9, 2008) – REX Stores Corporation (NYSE:RSC) today announced financial results for the three month period ended October 31, 2008 (the third quarter of the Company’s 2008 fiscal year). The Company will host a conference call and webcast this morning (details below) to review the results.

Fiscal Third Quarter and Nine Month Income Statement Review

The table below summarizes net sales and revenue from REX’s retail and alternative energy segments and income (loss) from continuing operations for the three and nine month periods ended October 31, 2008 and October 31, 2007.

	Three Months Ended		Nine Months Ended
(in thousands)	October 31,		October 31,
	2008	2007	2008	2007
	Unaudited
Net sales and revenue:
Retail segment	$41,235	$53,402	$127,320	$146,852
Alternative energy segment	22,444	-	48,468	-
Total net sales and revenues	$63,679	$53,402	$175,788	$146,852

Income (loss) from continuing operations
Retail segment	$2,833	$2,522	$4,582	$6,753
Alternative energy segment	(4,957)	16,896	(3,527)	19,032
Corporate expense	(484)	(328)	(1,597)	(1,701)
Interest expense	(111)	(47)	(332)	(704)
Interest income	345	1,218	1,481	3,046
Income (loss) from synthetic fuel investments	21	(1,860)	691	8,279
(Loss) income from continuing operations before
income taxes and minority interest	(2,353)	18,401	1,298	34,705
Benefit (provision) for income taxes	50	(7,119)	(970)	(13,380)
Minority interest	1,878	32	2,070	(12)
(Loss) income from continuing operations	$(425)	$11,314	$2,398	$21,313

-more-

REX Reports Fiscal 2008 Third Quarter, 12/9/08	page 2

The Company’s financial results reflect the consolidation of its investments in two ethanol affiliates, Levelland Hockley County Ethanol, LLC (“Levelland Hockley”) as of September 30, 2006 and One Earth Energy LLC (“One Earth”) as of October 30, 2007.

Comparable retail store sales in the fiscal 2008 third quarter declined 13.6% compared to the fiscal 2007 third quarter. The Company reports sales performance quarterly and considers a store to be comparable after it has been open six full fiscal quarters. Comparable store sales figures do not include sales of extended service contracts.

Net loss in the quarter ended October 31, 2008 was $0.7 million, or $0.07 per diluted share compared with net income of $14.7 million, or $1.25 per diluted share, in the same period of fiscal 2007. As required by SFAS 142 “Goodwill and Other Intangible Assets,” in addition to the required annual test, REX Stores tests the impairment of its intangible assets whenever events or changes in circumstances indicate that such assets might be impaired. This testing resulted in a $1.3 million non-cash pre-tax impairment charge in the fiscal third quarter ended October 31, 2008, related to the Company’s investment in Levelland Hockley County Ethanol, LLC. During the fiscal 2008 third quarter the Company recorded a $2.3 million pre-tax gain related to the sale of its Cheyenne, Wyoming distribution facility and associated real estate. During the fiscal 2008 third quarter, the Company recorded a $0.9 million non-cash pre-tax loss from interest rate derivative financial instruments held by its consolidated ethanol entities, Levelland Hockley and One Earth. The fiscal 2008 third quarter net loss also reflects a $0.2 million loss from discontinued operations, net of tax, or $0.02 per diluted share, while the fiscal 2007 third quarter net income reflects a $0.5 million loss from discontinued operations, net of tax, or $0.04 per diluted share. In the year ago fiscal third quarter, REX recorded a $17.1 million pre-tax gain related to consideration for its interest in Millennium Ethanol, LLC which was acquired by US BioEnergy. Per share results are based on 9,937,000 and 11,750,000 diluted weighted average shares outstanding for the quarters ended October 31, 2008 and October 31, 2007, respectively.

Select Segment Balance Sheet Data
	Oct. 31, 2008	Jan. 31, 2008	Oct. 31, 2007
Assets:
Retail	$112,083	$120,711	$140,351
Alternative energy	233,941	167,070	178,664
Corporate	97,085	121,197	76,996
Total assets	$443,109	$408,978	$396,011

Long-term debt and capital lease obligations:
Retail	$-	$-	$-
Alternative energy	73,089	22,072	8,618
Corporate	11,428	13,152	15,600
Total long-term debt and capital lease obligations:	$84,517	$35,224	$24,218

-more-

REX Reports Fiscal 2008 Third Quarter, 12/9/08	page 3

REX Stores’ Current Ethanol Production Interests

Entity	REX’s Capital Investment ($ In millions)	REX’s Ownership Interest	Production Nameplate Capacity (millions of gallons)	Estimated Commencement of Production
Levelland Hockley County Ethanol, LLC (1)	$16.5	56%	40	In Production
Patriot Renewable Fuels, LLC	$16.0	23%	100	In Production
One Earth Energy, LLC	$50.8	74%	100	Early 2009
Big River Resources, LLC-W. Burlington			92	In Production
Big River Resources, LLC-Galva	$20.0	10%	100	Summer 2009

(1)

On February 20, 2008, REX (through a wholly-owned subsidiary) purchased a $5.0 million secured promissory note from Levelland Hockley. The note grants REX rights to convert the note into an additional equity ownership position.

During the fiscal 2008 third quarter REX purchased approximately 626,000 shares of its common stock in open market transactions. Subsequent to the end of the fiscal 2008 third quarter, REX purchased approximately 144,000 shares of its common stock in open market transactions. The Company has approximately 239,000 authorized shares remaining available to purchase under the expanded October 2008 stock buy-back authorization. Reflecting all purchases to-date, REX presently has approximately 9,541,000 shares of common stock outstanding.

The Company will host a conference call and webcast today at 11:00 a.m. ET, which are open to the general public. The conference call dial-in number is 212/231-2910; please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the call live via the Investor Relations page of the Company’s website, www.rextv.com, or at www.earnings.com; please allow 15 minutes to register, download and install any necessary software. Following its completion, a telephonic replay of the call can be accessed through 1:00 p.m. ET on December 23, 2008 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21401698. Alternatively, a replay will be available on the Internet for 30 days at www.rextv.com or www.earnings.com.

REX has interests in four ethanol entities and is a specialty retailer of consumer electronic products and appliances. As of October 31, 2008, the Company operated 105 retail stores in 32 states under the trade name “REX.”

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, changes in real estate market conditions, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in its synthetic fuel investments, and the variability of income received from time to time from the Company’s synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget, the price volatility of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, and the plants operating efficiently and according to forecasts and projections.

-tables follow-

REX Reports Fiscal 2008 Third Quarter, 12/9/08	page 4

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements Of Income
(In Thousands, Except Per Share Amounts)
Unaudited

	Three Months		Nine Months
	Ended October 31,		Ended October 31,
	2008	2007	2008	2007
Net sales and revenue	$63,679	$53,402	$175,788	$146,852
Cost of sales (excluding retail segment depreciation)	54,038	38,210	140,032	101,933
Gross profit	9,641	15,192	35,756	44,919
Selling, general and administrative expenses	(13,671)	(14,165)	(40,505)	(42,612)
Interest income	363	1,503	1,732	4,772
Interest expense	(1,074)	(47)	(2,093)	(147)
Loss on early termination of debt	(9)	-	(9)	(557)
Gains on sale of real estate, net	2,279	125	2,279	876
Equity in income of unconsolidated ethanol affiliates	1,044	535	2,966	2,057
Realized and unrealized investment gains, net	-	17,118	-	17,118
Income (loss) from synthetic fuel investments	21	(1,860)	691	8,279
Unrealized and realized (losses) gains on derivative financial
instruments, net	(947)	-	481	-
(Loss) income from continuing operations before provision for
income taxes, minority interest and discontinued operations	(2,353)	18,401	1,298	34,705
Benefit (provision) for income taxes	50	(7,119)	(970)	(13,380)
Minority interest	1,878	32	2,070	(12)
(Loss) income from continuing operations	(425)	11,314	2,398	21,313
Loss from discontinued operations, net of tax	(225)	(535)	(507)	(2,171)
Gain on disposal of discontinued operations, net of tax	-	3,887	191	8,868

Net (loss) income	$(650)	$14,666	$2,082	$28,010

Weighted average shares outstanding – basic	9,937	10,433	10,389	10,509

Basic (loss) income per share from continuing operations	$(0.05)	$1.08	$0.23	$2.03
Basic loss per share from discontinued operations	(0.02)	(0.04)	(0.05)	(0.20)
Basic income per share on disposal of discontinued operations	-	0.37	0.02	0.84
Basic net (loss) income per share	$(0.07)	$1.41	$0.20	$2.67

Weighted average shares outstanding – diluted	9,937	11,750	11,029	11,864

Diluted (loss) income per share from continuing operations	$(0.05)	$0.96	$0.22	$1.79
Diluted loss per share from discontinued operations	(0.02)	(0.04)	(0.05)	(0.18)
Diluted income per share on disposal of discontinued operations	-	0.33	0.02	0.75
Diluted net (loss) income per share	$(0.07)	$1.25	$0.19	$2.36

*	Amounts differ from those previously reported as a result of certain stores being reclassified into discontinued operations.

- balance sheet follows -

REX Reports Fiscal 2008 Third Quarter, 12/9/08	page 5

REX STORES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands)
Unaudited

	October 31,	January 31,	October 31,
	2008	2008	2007
Assets
Current assets:
Cash and cash equivalents	$66,215	$127,716	$102,966
Restricted cash	1,318	-	-
Accounts receivable, net	4,643	1,877	1,317
Synthetic fuel receivable	-	573	1,683
Inventory, net	56,554	49,933	78,427
Prepaid expenses and other	3,677	2,492	1,550
Deferred taxes	9,801	10,599	6,619
Total current assets	142,208	193,190	192,562
Property and equipment, net	221,967	136,505	91,634
Assets held for sale, net	92	-	522
Other assets	12,861	14,803	14,630
Goodwill	-	1,322	1,322
Deferred taxes	21,929	21,929	25,943
Equity method investments	41,549	38,748	39,010
Investments in marketable equity securities	-	-	27,926
Restricted investments	2,503	2,481	2,462
Total assets	$443,109	$408,978	$396,011
Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,393	$4,101	$3,741
Accounts payable, trade	38,539	27,253	35,411
Deferred income	12,485	14,448	14,472
Deferred gain on sale and leaseback	1,655	1,436	1,730
Other current liabilities	6,715	13,617	13,315
Total current liabilities	65,787	60,855	68,669
Long-term liabilities:
Long-term debt and capital lease obligations	84,517	35,224	24,218
Deferred income	14,250	17,172	16,958
Deferred gain on sale and leaseback	3,886	4,493	5,187
Derivative financial instruments	1,359	2,601	-
Other	1,176	4,313	619
Total long-term liabilities	105,188	63,803	46,982
Minority interest in consolidated subsidiaries	25,659	27,729	28,568
Shareholders’ equity:
Common stock	299	298	298
Paid-in capital	142,310	141,357	143,682
Retained earnings	287,711	285,629	279,772
Treasury stock	(183,845)	(170,693)	(171,960)
Total shareholders' equity	246,475	256,591	251,792
Total liabilities and shareholders' equity	$443,109	$408,978	$396,011

# # #